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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Joint Proxy Statement / Prospectus of FirstFederal Financial Services Corp. and First Shenango Bancorp, Inc. for the registration of up to 3,150,000 shares of FirstFederal Financial Services Corp common stock and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the consolidated financial statements of First Shenango Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP

April 29, 1998